SECURITIES AND EXCHANGE COMMISSION

Washington, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2007

RBS GLOBAL, INC.	REXNORD LLC
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State of Incorporation)	(State of Incorporation)

333-102428	033-25967-01
(Commission File Numbers)

01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 Greenfield Avenue
Milwaukee, Wisconsin	53214
(Address of principal executive offices)	(Zip Code)

(414) 643-3000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  7.01 Regulation FD Disclosure.

Selected Preliminary Financial Results for the Third Quarter of Fiscal Year 2007

The Company expects to report net sales for its third quarter of fiscal year 2007, ended December 30, 2006, of approximately $283.1 million, compared to $264.5 million in the third quarter of fiscal 2006.

Adjusting for the previously disclosed Canal Street accident and other non-recurring items, the Company expects EBITDA margins to be substantially comparable to the first six months of fiscal 2007. The Company also expects to report net income for the third quarter of fiscal 2007 that is lower than its net income for the third quarter of fiscal 2006, principally as a result of increased interest expense attributable to the additional indebtedness incurred in connection with its acquisition by affiliates of Apollo Management, L.P. in July 2006 and charges, asset impairments and temporary business interruption resulting from the Canal Street accident, as described below.

Order growth for the nine month period ended December 31, 2006 increased by 8.8% over the comparable period in fiscal 2006. Backlog at December 30, 2006 was approximately $386.0 million, an increase of approximately $10.0 million from September 30, 2006 and approximately $79.0 million from March 31, 2006. Backlog net of the gear product line was approximately $228.0 million at the end of December 2006, unchanged from September 30, 2006 and an increase of $31.0 from March 31, 2006.

Through December 30, 2006, the Company had reduced its debt by $56.5 million since the date of the Apollo acquisition.

Impact of Canal Street Accident

As previously disclosed, on December 6, 2006, the Company experienced an explosion at its primary gear manufacturing facility (“Canal Street”), in which three employees lost their lives and approximately 45 employees were injured. Canal Street is comprised of over 1.1 million square feet among several buildings, and employed approximately 750 associates prior to the accident. Preliminary reports indicate the accident resulted from a leak in an underground pipe related to a backup propane gas system that was being tested. The explosion destroyed approximately 80,000 square feet of warehouse, storage and non-production buildings, and damaged portions of other production areas. The Canal Street facility manufactures portions of the Company’s gear product line and, to a lesser extent, the Company’s coupling product line. The Company’s core production capabilities were substantially unaffected by the accident.

The Company has substantial property, casualty, liability, workers’ compensation and business interruption insurance. Management believes that the limits of coverage will be in excess of the losses incurred. The property, casualty and business interruption liability insurance provides coverage of up to $2.0 billion per incident. The aggregate amount of deductibles under all insurance coverage is $1.0 million.

The accident affected production and shipments from the Canal Street facility, creating a business interruption that we estimate adversely impacted sales in the third quarter of fiscal 2007 by approximately $15.0 to $20.0 million. While difficult to determine, the Company estimates that income from operations was adversely impacted by approximately $6.0 to $10.0 million as a result of the accident and the associated reduction in sales. The Company is actively working with its insurance carriers to determine the amounts and timing of the insurance proceeds recoverable under its business interruption coverage.

The Company will record impairments to fixed assets and inventory in the third quarter of fiscal 2007, and also expects to record expenses related to cleanup and restoration activities, insurance deductibles, professional fees and additional outsourcing costs incurred to meet customer commitments in that quarter. The total amount of the charges and impairments was approximately $20.0 million during the third fiscal quarter. Although the Company expects to ultimately recover a substantial majority of these charges and impairments under its insurance coverage, pursuant to generally accepted accounting principles (GAAP) it only expects to record a receivable in the amount of approximately $12.0 million as of December 30, 2006. Additional recoveries are expected to become recordable under GAAP in subsequent periods.

To date the Company has not experienced any material customer or order loss as a result of its temporary inability to produce and deliver products from Canal Street. Management does not believe that there will be any long-term negative implications to the Company’s gear product line as a result of the accident.

Through January 22, 2007, the Company has received cash advances from its insurance carriers totaling $22.0 million dollars, of which $7.0 million was received in December 2006. This amount is reflected in the Company’s cash balance as of December 30, 2006 of approximately $17.0 million. The Company has not experienced, and does not expect to experience, any material adverse impact to liquidity, cash or its leverage profile as a result of the accident.

Recovery Update

The Company has recommenced shipments and production at Canal Street. As of January 20, 2007 all Canal Street employees have been recalled and are working at the facility in their roles prior to the accident and/or assisting in the restoration process. Shipments and production at Canal Street continue to increase, and preliminarily management estimates that the Company will be able to reach pre-accident shipment levels from the Canal Street Facility during the first half of its fiscal 2008.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make relating to our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information and, in particular, the impact to our business and financial results from the Canal Street incident. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “foresees,” “seeks,” “likely,” “may,” “will,” “should,” “goal,” “target” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. For more information concerning some of the risks and uncertainties we face and factors that could affect our future business and financial results, see our Annual Report on Form 10-K filed for the fiscal year ended March 31, 2006 and our subsequent public filings with the Securities and Exchange Commission. All forward-looking statements are based upon information available to us on the date of this offering circular. We do not undertake to update any of the information contained herein, including any forward-looking statement, except as required by law.

The information under this Item 7.01 in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 24th day of January, 2007.

REXNORD LLC

By:	/s/ George C. Moore
George C. Moore
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 24th day of January, 2007.

RBS GLOBAL, INC.

By:	/s/ George C. Moore
George C. Moore
Executive Vice President and Chief Financial Officer